UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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Proxy Statement Pursuant to Section 14(a) of the

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Vicor Corporation
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April 30, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation (the “Corporation”). The Annual Meeting will be held at the following date, time, and location:

DATE:	Friday, June 28, 2019

TIME:	9:00 a.m.

PLACE:	Offices of Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting and contain a discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting, the Corporation’s management also will report on the operations of the Corporation and be available to respond to appropriate questions from stockholders.

We hope you will be able to attend the Annual Meeting, but in any event we would appreciate your completing, dating, signing, and returning your Proxy Card(s) as promptly as possible. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy at that time.

Sincerely yours,

PATRIZIO VINCIARELLI Chairman of the Board, President and Chief Executive Officer

VICOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 28, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation, a Delaware corporation (the “Corporation”), will be held on Friday, June 28, 2019, at 9:00 a.m., local time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, for the following purposes:

1.   To fix the number of Directors at eight and to elect the eight nominees named in the attached proxy statement as Directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.   To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 30, 2019, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on April 30, 2019 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

You are requested to authorize a proxy to vote your shares by completing, dating, and signing the enclosed Proxy Card(s), which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivering a written revocation to the Corporation’s Secretary stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying our Corporate Secretary, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

James A. Simms Corporate Secretary

Andover, Massachusetts

April 30, 2019

Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the enclosed Proxy Card(s) in the enclosed postage-prepaid envelope as soon as possible. If you attend the Annual Meeting, you may vote your shares in person if you wish, even if you have previously returned your Proxy Card.

VICOR CORPORATION

25 FRONTAGE ROAD

ANDOVER, MASSACHUSETTS 01810

TELEPHONE (978) 470-2900

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 28, 2019

April 30, 2019

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” and each member thereof, a “Director”) of Vicor Corporation (the “Corporation”) from owners of the outstanding shares of Common Stock and Class B Common Stock of the Corporation (each, a “Stockholder” and collectively, the “Stockholders”) for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held on Friday, June 28, 2019, at 9:00 a.m., local time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments or postponements thereof. At the Annual Meeting, Stockholders will be asked to consider and vote on the election of the eight individuals named in this Proxy Statement as Directors and any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

In this Proxy Statement, we refer to Vicor Corporation as “Vicor,” “the Corporation,” “we,” “us,” or “our.” In addition, the term “Proxy Solicitation Materials” includes this Proxy Statement, the Notice of Annual Meeting, and the Proxy Cards.

The Proxy Solicitation Materials are first being mailed to Stockholders of record on or about May 8, 2019. The Board has fixed the close of business on April 30, 2019 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). Only Stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

As of March 31, 2019, there were 28,504,523 shares of Common Stock and 11,758,218 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote per share (for an aggregate of 28,504,523 votes or 20% of the total voting power), and each share of Class B Common Stock entitles the holder thereof to 10 votes per share (for an aggregate of 117,582,180 votes or 80% of the total voting power). Shares of Common Stock and Class B Common Stock will vote together as a single class, reflecting their respective voting entitlement, on each proposal at the Annual Meeting.

Stockholders are requested to complete, date, sign, and return the accompanying Proxy Card(s) in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the shares so represented will be voted FOR each of the Director nominees. We do not anticipate any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

A Stockholder of record may revoke a proxy at any time before it has been exercised by: (1) delivering a written revocation to our Corporate Secretary, James A. Simms, at the address of the Corporation set forth above; (2) delivering a duly executed Proxy Card bearing a later date; or (3) appearing in person, notifying the Corporate Secretary of such revocation, and voting by ballot at the Annual Meeting. Any Stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously submitted, but the presence (without further action) of a Stockholder at the Annual Meeting will not constitute revocation of a previously submitted proxy.

The presence, in person or by proxy, of Stockholders representing a majority in interest of all Common Stock and Class B Common Stock issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Because of his ownership of shares of Class B Common Stock and shares of Common Stock, representing 81.9% of the total voting power at the Annual Meeting, a quorum is assured by the presence of Dr. Patrizio Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, who will preside over the Annual Meeting. Shares that reflect abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Brokers and other nominees do not have discretionary voting power to vote shares of Common Stock or Class B Common Stock at the Annual Meeting without instructions from the beneficial owners or persons entitled to vote such shares at the Annual Meeting on any matter.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Corporation also may solicit proxies personally or by telephone, e-mail, or other form of electronic communication without special compensation for such activities. The Corporation also will request those holding shares in their names or in the names of their nominees that are beneficially owned by others to forward proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

The Corporation’s 2018 Annual Report on Form 10-K (the “Annual Report”), including financial statements for the fiscal year ended December 31, 2018, will be mailed to Stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the Proxy Solicitation Materials. The Corporation and certain intermediaries (e.g., banks, brokers, and nominees) may deliver only one copy of the Annual Report and Proxy Solicitation Materials to Stockholders sharing an address. The Corporation will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Solicitation Materials, as applicable, to a Stockholder at a shared address. In order to receive such a separate document, please contact our Corporate Secretary, Mr. Simms, at the address of the Corporation set forth above. If Stockholders sharing an address (i) currently receive a single copy of the Annual Report and Proxy Solicitation Materials and wish to receive separate copies of such materials in the future or (ii) currently receive separate copies of the Annual Report and Proxy Solicitation Materials and wish to receive a single copy of such materials in the future, please contact Mr. Simms, our Corporate Secretary, or the applicable intermediary, as the case may be.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 28, 2019:

The Proxy Solicitation Materials and Annual Report are available at www.vicorpower.com.

PROPOSAL ONE

ELECTION OF EIGHT DIRECTORS

In accordance with the requirements of the Corporation’s By-Laws, the Board recommends the number of Directors be fixed at eight and has nominated all of the Nominees named below for election to the Board.

Directors Griffin, Henderson, and Kelleher have informed the Board of their intention to not stand for re-election to the Board and will retire from the Board upon the election of the Nominees set forth below. Their individual decisions not to seek re-election were not the result of any disagreement with the Corporation or the Board. Mr. Griffin has determined that his professional commitments, as Chief Executive Officer of Skyworks Solutions, Inc. no longer afford sufficient time for him to serve effectively as a Director. Mr. Henderson and Mr. Kelleher retired from the Corporation in 2016 after 31 and 23 years of employment, respectively, and both will be pursuing personal interests after concluding their service as Directors.

Mr. Griffin has served (and currently serves) as an independent member of the Audit Committee and the Compensation Committee of the Board. After consideration of a number of factors, the Board has concluded that Director Anderson is independent, pursuant to the requirements of Rule 5605 of the NASDAQ Stock Market LLC, and, if re-elected as a Director at the Annual Meeting, Mr. Anderson will assume Mr. Griffin’s roles on the Audit Committee and the Compensation Committee of the Board.

To fill the Board vacancies created by the retirement of Mr. Henderson and Mr. Kelleher, the Board has nominated Philip D. Davies, Corporate Vice President, Global Sales and Marketing, and Michael S. McNamara, Corporate Vice President, General Manager, Operations, to serve as Directors. All of the other Nominees presently serve as Directors and have been nominated for re-election to the Board.

If elected, each Nominee will serve until the 2020 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or until his death, resignation, or removal. Properly executed Proxy Cards will be voted FOR the Nominees unless otherwise specified. Each Nominee has consented to stand for election and the Board anticipates each of the Nominees, if elected, will serve as a Director.

However, if any person nominated by the Board is unable to serve or, for good cause, will not serve, proxies solicited hereby will be voted for the election of another person designated by the Board, if one is nominated.

A plurality of the votes cast for a Nominee by the Stockholders of Common Stock and Class B Common Stock, voting together as a single class, shall elect such Nominee. Accordingly, abstentions, broker non-votes (if any), and votes withheld from any Nominee will have no effect on this proposal. There is no cumulative voting.

Dr. Vinciarelli beneficially owned, as of March 31, 2019, 9,861,605 shares of Common Stock and 11,023,648 shares of Class B Common Stock, together representing 81.9% of the voting power of the outstanding stock of the Corporation, sufficient to elect each of the Nominees named below. He has stated an intention to vote in favor of fixing the number of Directors at eight and in favor of the election of all Nominees.

Information Regarding Nominees and Qualifications

The following sets forth certain information as of March 31, 2019, with respect to the eight Nominees for election to the Board. The information presented includes information each Director has provided us about age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which the Director currently serves as a director or has served as a director during the past five years. In addition, the information presented below describes each Nominee’s specific experience, qualifications, and skills that led the Board as a whole to conclude the Nominee possessed the necessary attributes to serve as a Director. In addition to the experience, qualifications, and skills of each Director, the Board as a whole also considers each Nominee’s reputation for integrity, honesty, and adherence to high ethical standards.

Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth in the section of this Proxy Statement entitled “Principal and Management Stockholders.” See also “Certain Relationships and Related Transactions.” There is no family relationship among any of the Directors and/or executive officers of the Corporation.

Nominee	Age	Director Since	Background and Qualifications
Samuel J. Anderson	62	2001

Mr. Anderson has been the Chairman of the Board, President, and Chief Executive Officer of IceMOS Technology Corporation, a privately-held developer and manufacturer of specialized semiconductor substrates, as well as high voltage power switching devices utilizing its proprietary technology, since 2002. Mr. Anderson was the Chairman of the Board, President, and Chief Executive Officer of Great Wall Semiconductor Corporation (“GWS”), of which the Corporation was an owner of non-voting convertible preferred stock, from 2002 to September 2015, when GWS was acquired by Intersil Corporation. Previously, Mr. Anderson was Vice President of Corporate Business Development of ON Semiconductor Corporation, a supplier of semiconductors (from 1999 to 2001) and held various positions within the semiconductor operations of Motorola, Inc., the predecessor organization (from 1984 to 1999). Mr. Anderson also served, from 2001 to 2011, as non-executive Chairman of the Board of Directors of Advanced Analogic Technologies Inc., a supplier of power management semiconductors, when the company was acquired by Skyworks Solutions, Inc. Mr. Anderson holds numerous U.S. patents for semiconductor technologies. He received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, and a B.S. in Electronics from the University of Ulster.

Mr. Anderson is qualified to serve on our Board given his acknowledged technical expertise, his understanding of power conversion technologies, and his experience as an executive and director of other companies in the semiconductor and power management industries.

Jason L. Carlson	57	2008	Mr. Carlson has been the Chief Executive Officer of congatec AG, a technology and service provider for embedded computing solutions, since 2015. Previously, Mr. Carlson was President and Chief Executive Officer, as well as a member of the Board of Directors, of QD Vision, Inc., a privately-held developer of nanomaterial-based solutions for advanced display and lighting applications, from 2010 to 2015. From 2010 to 2011, Mr. Carlson also served as a member of the Board of Directors of Advanced Analogic Technologies, Inc., a publicly-traded developer of power management semiconductors, which was acquired by Skyworks Solutions, Inc. in January 2012. From 2006 until joining QD Vision in 2010, he was President and Chief Executive Officer of Emo Labs, Inc., a

Nominee	Age	Director Since	Background and Qualifications

privately-held developer of innovative audio speaker technology. From 2002 to 2005, Mr. Carlson was President and Chief Executive Officer of Semtech Corporation, a publicly-traded vendor of analog and mixed-signal semiconductors, with an emphasis on power management applications. From 1999 to 2002, he was Vice President & General Manager for the Crystal Product Division and the Consumer Products & Data Acquisition Division of Cirrus Logic, Inc., a publicly-traded vendor of analog and mixed-signal semiconductors for consumer and industrial applications. Mr. Carlson joined Cirrus Logic in 1999 when that company acquired AudioLogic, Inc., of which he had been Chief Executive Officer. He began his career as a founder of ReSound Corporation, a pioneering developer of digital hearing aids, which completed its initial public offering in 1993.

Mr. Carlson’s qualifications to serve on our Board include his experience as both a public company executive and as an entrepreneur, his experience as a director of other companies, his understanding of the evolution of technical innovation in the semiconductor and power conversion industries, and his financial expertise. Mr. Carlson has served as Chairman of the Audit Committee of the Board since joining the Board in 2008.

Philip D. Davies	59	Nominee

Mr. Davies has served as our Corporate Vice President, Global Sales and Marketing, since February 2011. Prior to joining the Corporation, Mr. Davies was employed by the Solid State Light Engine business unit of OSRAM Sylvania as Business Creation Team Leader from September 2010 to February 2011. From 2006 to 2010, Mr. Davies held the position of Vice President, Sales and Marketing, with NoblePeak Vision Corporation, a developer of night vision camera cores. From 1995 to 2006, Mr. Davies served in various positions with Analog Devices, Inc., a manufacturer of high-performance analog, mixed signal and digital signal processing integrated circuits, most recently as Director of World Wide Business Development. From 1987 to 1995, Mr. Davies served in a number of positions with Allegro MicroSystems, Inc., a manufacturer of high-performance power and sensor integrated circuits, most recently as Vice President, Engineering. Mr. Davies received a B.S.E.E. and a Masters degree in Power Electronics from the University of Glamorgan.

Mr. Davies is qualified to serve on our Board, given his leadership of the Corporation’s sales and marketing organization, his expertise in competitive and go-to-market matters, and his experience as an executive of other companies in the semiconductor and power management industries.

Nominee	Age	Director Since	Background and Qualifications
Estia J. Eichten	72	1981

Dr. Eichten, an early investor who contributed to the founding of the Corporation, has held various positions with the Fermi National Accelerator Laboratory since 1981, being named a Senior Scientist in 1989. Earlier, he had been an Associate Professor of Physics at Harvard University. Dr. Eichten received both his B.S. and Ph.D. in Physics from the Massachusetts Institute of Technology. He has been an Alfred P. Sloan Foundation Research Fellow and currently is a Fellow of the American Physical Society and the American Association for the Advancement of Science. In 2011, Dr. Eichten and three collaborators were awarded the prestigious J. J. Sakurai Prize for Theoretical Particle Physics in acknowledgement of outstanding achievement in particle physics theory. While a Director of the Corporation, he has served since July 2000 as a Director of VLT, Inc., a wholly-owned subsidiary of the Corporation, which owns a majority of the Corporation’s patents.

Dr. Eichten’s qualifications to serve on our Board include his extensive knowledge of electronics and power conversion, as well as the deep understanding of our products and organization acquired in his 38 years of service as a Director.

Michael S. McNamara	58	Nominee

Mr. McNamara has served as our Corporate Vice President, General Manager, Operations, since 2015. Mr. McNamara held the positions of Corporate Vice President, Quality and Technical Operations, from 2011 to 2015, Vice President, Quality and Technical Operation of the Corporation’s Brick Business Unit from 2008 to 2011, Vice President, Quality of the Corporation’s Brick Business Unit from 2006 to 2008, Senior Director of Quality from 2001 to 2008, Manager of Quality, Data and Analysis from 1999 to 2001 and Senior Quality Engineer from 1995 to 1999. Prior to joining the Corporation in 1995, Mr. McNamara was employed by Alpha Industries Inc., the predecessor to Skyworks Solutions, Inc. Mr. McNamara received a B.S. in Industrial Technology from the University of Lowell (now the University of Massachusetts Lowell).

Mr. McNamara is qualified to serve on our Board, given his leadership of the Corporation’s manufacturing organization and his important contributions to the operational success of the Corporation.

James A. Simms	59	2008	Mr. Simms has been our Chief Financial Officer, Treasurer, and Corporate Secretary since 2008. In 2016, Mr. Simms was appointed President and Chief Executive Officer of VLT, Inc., a wholly-owned subsidiary of the

Nominee	Age	Director Since	Background and Qualifications

Corporation that owns a majority of the Corporation’s patents. From 2007 until 2008, he was a Managing Director of Needham & Company, LLC, an investment banking and asset management firm. Previously, he had served as a Managing Director with the investment banking firm of Janney Montgomery Scott LLC, a wholly-owned subsidiary of The Penn Mutual Life Insurance Company (from 2004 to 2007) and as a Managing Director of the investment banking firm of Adams, Harkness & Hill, Inc. (from 1997 to 2004). Mr. Simms served as a member of the Board of Directors of PAR Technology Corporation (from 2001 to 2014), a publicly-held provider of information technology solutions in the hospitality and specialty retail industries and a provider of advanced technology systems and support services to the United States military and other governmental agencies. Mr. Simms received a B.A. from the University of Virginia and an M.B.A. from the University of Pennsylvania’s Wharton School.

Mr. Simms is qualified to serve on our Board given his prior career in investment banking, his familiarity with corporate finance and securities markets, his expertise with complex financial and regulatory matters, and his experience as a director of other companies.

Claudio Tuozzolo	56	2007

Mr. Tuozzolo has been President of Vicor Power Components, an organization within the Corporation, since May 2018. Previously, he had been President of Picor Corporation, a subsidiary of the Corporation prior to its merger with and into the Corporation in May 2018, since 2003. In addition, he previously had been Director of Integrated Circuit Engineering for the Corporation, from February 2003 to November 2003, and Manager of Integrated Circuit Design, from 2001 to February 2003. Before joining the Corporation in 2001, Mr. Tuozzolo was a Principal Design Engineer for SIPEX Corporation, from 1999 to 2001. Mr. Tuozzolo has authored nine U.S. patents in semiconductor design. He attended the University of Rome and holds B.S. and M.S. degrees in Electrical Engineering from the University of Rhode Island.

Mr. Tuozzolo is qualified to serve on our Board given his leadership role within the Corporation, his extensive experience in the semiconductor and power management industries, and his technical expertise regarding our products.

Patrizio Vinciarelli	72	1981	Dr. Vinciarelli founded the Corporation in 1981 and has been Chairman of the Board, President, and Chief Executive Officer since that time. Prior to founding the Corporation, from 1977 until 1980, he was a Fellow at the

Nominee	Age	Director Since	Background and Qualifications

Institute for Advanced Study and an Instructor at Princeton University in Princeton, New Jersey. From 1973 through 1976, he was a Fellow at the European Organization for Nuclear Research (CERN), in Geneva, Switzerland. Dr. Vinciarelli received his doctorate in Physics from the University of Rome, Italy. Dr. Vinciarelli holds more than 150 patents for power conversion technology.

Dr. Vinciarelli is qualified to serve on our Board given his role as the Corporation’s founder, President, and Chief Executive Officer, his role in the development of our patents and proprietary technologies and the design of our products, and his standing as the leading innovator in the power conversion industry.

The Board unanimously recommends a vote FOR fixing the number of Directors at eight and the election of all of the Nominees.

CORPORATE GOVERNANCE

Status as a Controlled Company

As of March 31, 2019, there were 28,504,523 shares of Common Stock and 11,758,218 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Our Common Stock is listed for trading on the NASDAQ Global Select Market (“NASDAQ-GS”) and, as such, we are subject to the listing requirements set forth in the Marketplace Rules of the NASDAQ Stock Market LLC (the “Nasdaq Rules”). The Corporation is a “controlled company” in accordance with the governance provisions of the Nasdaq Rules, because Dr. Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, holds more than 50% of the voting power of our outstanding capital stock. Accordingly, the Corporation relies on certain exemptions from corporate governance requirements available to us under the Nasdaq Rules for a controlled company.

Dr. Vinciarelli owned, as of March 31, 2019, 9,861,605 shares of our Common Stock and 11,023,648 shares of our Class B Common Stock. Each share of Class B Common Stock entitles the holder thereof to 10 votes per share and is exchangeable on a one for one basis into a share of Common Stock, which entitles the holder thereof to one vote per share. As of March 31, 2019, Dr. Vinciarelli owned 33.9% of our Common Stock and 93.8% of our Class B Common Stock, which together represent 81.9% of total voting power, giving him effective control of our governance.

Because of the Corporation’s status as a controlled company, we are not required to comply with listing standards requiring a majority of independent Directors on our Board, the determination of the compensation of our executive officers solely by independent Directors, and the recommendation of nominees for Director solely by independent Directors. Upon consideration of the independence criteria under the Nasdaq Rules, the Board has determined that three of the eight Nominees (Mr. Anderson, Mr. Carlson, and Dr. Eichten) are independent, as defined by the Nasdaq Rules. As noted above, Mr. Griffin, who currently serves as an independent Director, will not be standing for re-election to the Board at the Annual Meeting and his service as a Director and as an independent member of the Audit and Compensation Committees will cease following the election of Directors at the Annual Meeting.

While we do rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that our Board be comprised of a majority of independent Directors, the Nasdaq Rules nevertheless require our Board to have an Audit Committee comprised of no fewer than three Directors, all of whom are independent. The Nasdaq Rules further require that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Audit Committee possess financial sophistication (i.e., qualify to be identified as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K). Mr. Anderson, Mr. Carlson, and Dr. Eichten are standing for re-election to the Board and, if re-elected, intend to serve as members of the Audit Committee for the upcoming one-year term. The Board has determined each of these Directors is independent under the Nasdaq Rules, including the Nasdaq Rules applicable to audit committee members. The Board also has determined that Mr. Carlson qualifies as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

We rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that the compensation of our executive officers, including Dr. Vinciarelli, our Chief Executive Officer, be determined solely by independent Directors. However, Mr. Anderson, Mr. Carlson, and Dr. Eichten, all considered to be independent Directors under the Nasdaq Rules, including the Nasdaq Rules applicable to compensation committee members, are standing for re-election to the Board and, if re-elected, intend to serve as members of the Compensation Committee for the upcoming one-year term. The Compensation Committee is solely responsible for the administration of the Corporation’s stock option plans, with authority delegated by the Board to approve all recommended stock option awards.

We also rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that nominees for Director be selected or recommended solely by independent Directors (or a committee comprised solely of independent Directors). The Board believes it, as a whole, is in the best position to evaluate potential candidates for nomination as Director and, therefore, the full Board performs the function of such a committee.

Finally, while we rely on the exemptions from certain Nasdaq Rules requirements described above, we are not exempt from the requirement that independent Directors have regularly scheduled meetings at which only independent Directors are present. At each meeting of the Board, the independent Directors conduct such “executive sessions,” frequently with our outside counsel as an invited guest. In addition, at each meeting of the Audit Committee, which is comprised solely of the current three independent Directors, the independent Directors conduct private meetings with representatives of our independent registered public accounting firm, KPMG LLP (“KPMG”).

The Board and Its Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

The Board held three in-person meetings and acted by written consent in lieu of meetings on four other occasions during 2018. Each of the Directors attended 75% or more of the total number of meetings of the Board and meetings of the committees thereof on which such Director serves. Directors are expected to attend each year’s Annual Meeting in person unless doing so is impracticable due to unavoidable conflicts. All of the Directors attended the 2018 Annual Meeting of Stockholders.

Information regarding the functions performed by the Audit Committee is set forth in the section of this Proxy Statement entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter, approved by the Board on February 3, 2007, and reviewed each year. As stated above, the Board has determined that Mr. Anderson, Mr. Carlson, and Dr. Eichten are independent, and that Mr. Carlson meets the definition of “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. Mr. Anderson, Mr. Carlson, and Dr. Eichten have agreed, if re-elected, to serve on the Audit Committee. The charter of the Audit Committee is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance.” The Audit Committee held five meetings during 2018.

The Compensation Committee is responsible for approving, based on the recommendation of Dr. Vinciarelli, the compensation for the executive officers of the Corporation, approving all grants of stock options by the Corporation and its subsidiaries, and administering the Corporation’s stock option plans pursuant to authority delegated to it by the Board. The Compensation Committee is governed by a written charter, approved by the Board on October 18, 2013, and subject to review each year. The Compensation Committee held five meetings during 2018 and acted by written consent in lieu of meeting on 17 other occasions to approve stock option awards granted during 2018. The Compensation Committee charter is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance.”

Board Leadership and Role in Risk Management

Given the Corporation’s status as a controlled company and Dr. Vinciarelli’s leadership of the Corporation since its founding, he fulfills both the roles of Chairman of the Board and Chief Executive Officer. As Chairman of the Board, Dr. Vinciarelli presides over meetings of the Board and, in collaboration with Mr. Simms, in his capacity as Corporate Secretary, establishes an agenda for each meeting. The Board does not have a lead independent Director. As Chief Executive Officer, Dr. Vinciarelli is responsible for setting the strategic direction of the Corporation, the leadership of the organization, and the operational and financial performance of the Corporation.

The Board advises and oversees executive management, which, under Dr. Vinciarelli’s leadership, is responsible for the day-to-day operations of the Corporation’s affairs. The Board reviews, assesses, and directs our long-term strategic plans and provides oversight and guidance on all matters influencing the Corporation’s well-being.

The Board has an active role, as a whole and also at the committee level, in overseeing identification, analysis, and management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s strategy, operations, financial performance and position, and legal and regulatory affairs, addressing the risks associated with each. To date, Messrs. Henderson, Kelleher, Simms, and Tuozzolo, in their capacities as former President of the Corporation’s Westcor Division, former President of the Brick Business Unit, Chief Financial Officer, and former President of Picor Corporation (“Picor”), respectively, provide first-hand information and insight to the Board regarding enterprise risk. Nominees Davies and McNamara are expected to provide similar first-hand information and insight to the Board. Messrs. Anderson and Carlson, as semiconductor industry executives with extensive, valuable experience, provide important external perspectives on a range of challenges facing the Corporation, including evolving technology and intensifying competition. Dr. Eichten, an early investor in the Corporation, who has served on the Board for 38 years, provides important perspectives on technology trends, as well as a historical perspective on corporate strategy. The independent Directors, given their breadth of experience and expertise, as well as their governance responsibilities as the sole members of the Audit Committee and the Compensation Committee, contribute to an ongoing assessment of the integrity of our financial reporting processes and systems and the appropriateness and effectiveness of our compensation programs.

While the Board is ultimately responsible for the Corporation’s risk management, the Audit Committee, comprised of independent Directors, plays a primary and important role in assisting the Board in overseeing such responsibilities, with particular focus, as mandated by the Sarbanes-Oxley Act of 2002, on the integrity and effectiveness of the Corporation’s financial reporting processes. The Audit Committee reviews our guidelines and policies on management of enterprise risks, including assessment and management of the Corporation’s major financial exposures and management’s monitoring and control of such exposures. At each meeting of the Audit Committee, members of management, led by Mr. Simms, in his capacity as Chief Financial Officer, present information addressing issues related to risk identification, analysis, and mitigation. Also at each meeting of the Audit Committee, the committee members meet privately with representatives of our independent auditors, KPMG.

In addition to the risk oversight role undertaken by the Audit Committee, the Compensation Committee assists the Board in overseeing the Corporation’s compensation policies and practices as they relate to the Corporation’s risk management and risk-taking incentives. The Compensation Committee has determined that the compensation policies and practices for the Corporation’s employees are not reasonably likely to have a material adverse effect on the Corporation, as the incentives of the Corporation’s compensation programs are believed to be aligned with our strategic, operational, and financial goals and the interest of our Stockholders.

Director Nomination Process

As indicated above, the full Board performs the Director nomination function for the Corporation. The Board does not have a charter governing the Director nomination process, although it has established Director nomination procedures setting forth the process for identifying and evaluating Director nominees. The Corporation’s By-Laws require that our Stockholders approve the number of Directors for the coming year at each Annual Meeting of Stockholders, although the By-Laws also allow the Board to reduce the number of Directors in the event of a vacancy on the Board and to increase the number of Directors at any time by majority vote of the Directors then serving.

Board Membership Criteria — At a minimum, the Board must be satisfied each candidate for nomination has high personal and professional integrity, has demonstrated exceptional ability and judgment, and is expected, in the judgment of the Board, to be highly effective, in collaboration with the other nominees to the Board, in collectively serving the interests of the Corporation and our Stockholders. In addition to the minimum qualifications set forth above, the Board seeks to select for nomination persons possessing relevant industry or technical experience and, in order to maintain compliance with the Nasdaq Rules regarding the independence of Audit Committee members, persons meeting the independence requirements of the Nasdaq Rules and Securities and Exchange Committee (“SEC”) regulations.

Identifying and Evaluating Nominees — The Board may solicit recommendations from any sources it deems appropriate. The Board will evaluate all candidates for nomination in the same manner, evaluating the qualifications of any recommended candidate and conducting inquiries it deems appropriate, without discrimination on the basis of race, religion, national origin, sexual orientation, disability, or any other basis. In identifying and evaluating candidates for nomination, the Board may consider, in addition to the minimum professional qualifications discussed above and other criteria for Board membership approved by the Board from time to time, all facts and circumstances it deems appropriate or advisable, including, among other things, the breadth of experience, geographic representation, and backgrounds of other nominees. Based on these considerations, the Board may nominate a candidate it believes will, together with the other nominees, best serve the interests of the Corporation and our Stockholders.

Stockholder Recommendations — The Board’s policy is to review and consider, in accordance with the procedures described above, any candidates for nomination recommended by Stockholders entitled to vote for the election of Directors. All Stockholder recommendations of candidates for nomination must be submitted to our Corporate Secretary, Mr. Simms, at the address of the Corporation set forth above.

All Stockholder recommendations for Director candidates must include the following information:

•	the name and address of record of the Stockholder;

•

a representation that the Stockholder is a record holder of shares of capital stock of the Corporation entitled to vote in the election of Directors, or if the Stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended ( the “Exchange Act”);

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full years of the candidate for nomination;

•

a description of the qualifications and background of the candidate for nomination that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

•	a description of all arrangements or understandings between the Stockholder and the candidate for nomination;

•

the written consent of the candidate for nomination (a) to be named in the proxy statement relating to the Corporation’s next annual meeting and (b) to serve as a Director if elected at such annual meeting; and

•	any other information regarding the candidate for nomination required to be included in a proxy statement filed pursuant to the rules of the SEC.

Any stockholder seeking to present a Director nomination at an annual meeting must comply with the notice procedures in our By-Laws as described herein under “Stockholder Proposals.”

Communications with the Board

If a Stockholder wishes to communicate with any Director or the Board as a whole, he or she may do so by addressing such communications to: [Name(s) of Director(s)/Board of Directors of Vicor Corporation], c/o James A. Simms, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, MA 01810. All correspondence should be sent via certified U.S. mail, return receipt requested. All correspondence received will be forwarded promptly to the addressee(s).

Code of Business Conduct

The Corporation has established and adopted a Code of Business Conduct. This Code of Business Conduct is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance”.

Executive Officers

Executive officers of the Corporation (designated as our “corporate officers” in accordance with our By-Laws) are appointed annually by the Board and hold office until the first meeting of the Board following the next annual meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation, or removal. The following persons are the Corporation’s executive officers:

Patrizio Vinciarelli, Ph.D., 72, Chairman of the Board, President, and Chief Executive Officer. Dr. Vinciarelli’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Sean Crilly, 61, Corporate Vice President, Engineering, Power Systems since June 2015. From December 2012 to May 2015, Mr. Crilly served as Vice President, Engineering, VI Chip. From 2006 to 2012, Mr. Crilly held the position of Director of Sustaining Engineering, and, from 2000 to 2006, the position of Manager, Test Engineering. Previously, Mr. Crilly held the positions of Project Manager, from 1996 to 2000, and Senior Test Engineer, from 1993 to 1996. Prior to joining the Corporation in 1993, Mr. Crilly was Vice President of Applications Engineering at Intepro Systems, specializing in power electronics test equipment. Earlier, he was employed in engineering roles at Schaffner and Nixdorf Computer. Mr. Crilly received a B.Eng. in Electronics from the Limerick Institute of Technology, Limerick, Ireland.

Philip D. Davies, 59, Corporate Vice President, Global Sales and Marketing. Mr. Davies’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Robert Gendron, 54, Corporate Vice President, Marketing, Power Components since April 2017. From 2014 to 2017, Mr. Gendron served as Vice President of Marketing and Business Development for the Picor and VI Chip subsidiaries of the Corporation. From 2011 to 2014, he served as Vice President of Marketing and Business Development for Picor. Prior to joining Picor, Mr. Gendron held senior marketing and sales roles at various semiconductor companies including Analog Devices, STMicroelectronics, Fairchild Semiconductor, International Rectifier, and Volterra. Mr. Gendron also serves on the Industrial Advisory Board for the University of New Hampshire Department of Electrical and Computer Engineering. He holds a B.S. in Electrical Engineering from Clarkson University, a M.S. in Electrical Engineering from Northeastern University, and a M.B.A. from the Whittemore School of Business at the University of New Hampshire, and is a registered Professional Engineer by the Commonwealth of Massachusetts.

Nancy L. Grava, 48, Corporate Vice President, Human Resources, since July 2015. From 2009 to June 2015, Ms. Grava held the position of Director, Human Resources. From 2002 to 2009, Ms. Grava held the position of Senior Manager, Compensation and Benefits and, from 1999 to 2002, she held the position of Manager, Compensation and Benefits. Prior to that time, Ms. Grava held various other positions within Human Resources since joining the Corporation in 1993. Ms. Grava received a B.A. from the Massachusetts School of Liberal Arts and an M.B.A. from Bentley University.

Alex Gusinov, 55, Corporate Vice President, Engineering, Power Components since June 2015. From 2006 to 2015, Mr. Gusinov served as Vice President of Design Engineering for Picor. He joined Picor in 2004 as Director of IC Design. Prior to joining Picor, Mr. Gusinov was employed by SIPEX Corporation from 1996 to 2004, most recently as Vice President of Design Engineering, Power Management. From 1986 to 1996, he was employed by Analog Devices, Inc., developing integrated circuits for telecom, fiber optics, video, and related applications. Mr. Gusinov received a B.S.E.E. from Boston University and an M.S. in Engineering Management from Gordon Institute of Tufts University.

Joseph A. Jeffery, Jr., 68, Corporate Vice President and Chief Information Officer since September 2015. From 2009 to 2015, Mr. Jeffery served as Vice President, Applications Development. From 1999 to 2009,

Mr. Jeffery held the position of Director of Manufacturing Systems. Prior to joining the Corporation, Mr. Jeffery was employed for 27 years by M/A-COM Technology Solutions, serving in a variety of technical and management positions in their microwave, millimeter wave semiconductor, and IC business units. Mr. Jeffery received an Associate’s degree (EEE) from the Wentworth Institute of Technology.

Michael S. McNamara, 58, Corporate Vice President, General Manager, Operations. Mr. McNamara’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Richard J. Nagel, Jr., 62, Corporate Vice President, Chief Accounting Officer, since May 2006. From December 2007 to April 2008, Mr. Nagel also held the position of Interim Chief Financial Officer. From 2005 to 2006, Mr. Nagel held the position of Senior Director, Corporate Controller, and, from 1996 to 2005, he held the position of Director, Corporate Controller. Prior to joining the Corporation in 1996, Mr. Nagel was employed by Ernst & Young LLP, an international public accounting firm, serving in a variety of positions from 1982 to 1996, most recently as Senior Manager. Mr. Nagel received a B.A. from Amherst College and an M.B.A. from the University of Rochester.

James A. Simms, 59, Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Simms’ background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Claudio Tuozzolo, 56, Corporate Vice President and former President of Picor, a former subsidiary of the Corporation. Mr. Tuozzolo’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and Class B Common Stock held by (1) each person or entity known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation’s common stock, (2) each Director and Nominee, (3) each named executive officer of the Corporation (as defined in Item 402(a)(3) of Regulation S-K), and (4) all Directors and executive officers as a group, in each case based on representations of the Directors and executive officers as of March 31, 2019, and a review of filings on Schedules 13D and 13G under the Exchange Act. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares set forth opposite such beneficial owner’s name. The information in the table reflects shares outstanding of each of the two classes of common stock on March 31, 2019, and does not, except as otherwise indicated below, take into account conversions after such date, if any, of shares of Class B Common Stock into Common Stock, which, if they were to occur, would increase the voting control of persons who retain shares of Class B Common Stock.

The percentages shown have been determined as of March 31, 2019, in accordance with Rule 13d-3 under the Exchange Act, and are based on a total of 40,262,741 shares of common stock that were outstanding on such date, of which 28,504,523 were shares of Common Stock and 11,758,218 were shares of Class B Common Stock. Each share of Common Stock entitles the holder thereof to one vote per share, and each share of Class B Common Stock entitles the holder thereof to 10 votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

Pursuant to the provisions of our certificate of incorporation, shares of Class B Common Stock are transferrable only under the limited circumstances set forth therein and must be converted into shares of Common Stock in order to be sold. Such conversion may be effected by the delivery of the certificate(s) representing shares of Class B Common Stock, accompanied by a written notice of the election by the record holder thereof to convert, to either Mr. Simms, in his capacity as Corporate Secretary, c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810, or to the then-current transfer agent for our Common Stock. Any transfer of shares of Class B Common Stock not permitted under the provisions of our certificate of incorporation will result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Common Stock.

Name of Beneficial Owner(1)	Total Number of Shares Beneficially Owned(2)(3)(4)(9)		Percent of Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Percent of Voting Power
Patrizio Vinciarelli	20,885,253	(5)	33.9%	93.8%	81.9%
Estia J. Eichten	1,051,047	(6)	1.2%	5.9%	5.0%
Claudio Tuozzolo	166,580		*	*	*
James A. Simms	132,030		*	*	*
Philip D. Davies	130,656		*	*	*
Michael S. McNamara	68,328		*	*	*
Alex Gusinov	40,001		*	*	*
Sean Crilly	20,669		*	*	*
Samuel J. Anderson	15,223		*	*	*
Robert Gendron	12,294		*	*	*
H. Allen Henderson	12,210		*	*	*
Jason L. Carlson	12,137		*	*	*
Nancy L. Grava	11,300		*	*	*
Joseph A. Jeffery, Jr.	8,912		*	*	*
Barry Kelleher	4,457		*	*	*
Richard J. Nagel, Jr	1,000		*	*	*
Liam Griffin	—		*	*	*
All Directors and executive officers as a group (17 persons)	22,572,097		36.6%	99.6%	86.9%
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10055	2,349,792		8.1%	*	1.6%
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	2,113,614		7.3%	*	*

*	Less than 1%

(1)	The address for each of the beneficial owners named in the table, but not specified therein, is: c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810.

(2)	Includes shares issuable upon the exercise of options to purchase Common Stock that are exercisable or will become exercisable within 60 days of March 31, 2019, in the following amounts:

Name of Beneficial Owner	Shares
Claudio Tuozzolo	155,915
Philip D. Davies	130,656
James A. Simms	85,262
Michael S. McNamara	66,000
Estia J. Eichten	34,123
Alex Gusinov	32,089
Sean Crilly	18,700
Jason L. Carlson	12,137
H. Allen Henderson	11,991
Nancy L. Grava	11,300
Joseph A. Jeffery, Jr.	6,000
Barry Kelleher	2,200
Richard J. Nagel, Jr.	1,000

(3)	Includes shares of Common Stock purchased through the Vicor Corporation 2017 Employee Stock Purchase Plan.

(4)

The calculation of the total number of shares beneficially owned includes 11,023,648 shares of Class B Common Stock owned by Dr. Vinciarelli and 690,700 shares of Class B Common Stock owned by Dr. Eichten. No other executive officer, Director, Nominee or 5.0% stockholder owns shares of Class B Common Stock.

(5)	Includes 102,712 shares of Common Stock held by the Patrizio Vinciarelli Irrevocable Trust U/A, of which Dr. Vinciarelli is a trustee.

(6)

Includes 8,750 shares of Common Stock beneficially owned by Dr. Eichten’s spouse. In addition, includes 13,145 shares of Common Stock held by the Belle S. Feinberg Memorial Trust, of which Dr. Eichten is a trustee.

(7)

Information reported is based upon a Schedule 13G/A filed with the SEC on February 6, 2019, reflecting holdings as of December 31, 2018. All shares are held by BlackRock, Inc., which holds sole voting power with regard to 2,313,813 shares and sole dispositive power with regard to 2,349,792 shares.

(8)

Information reported is based upon a Schedule 13G filed with the SEC on February 12, 2019, reflecting holdings as of December 31, 2018. All shares are held by The Vanguard Group, Inc., which holds sole voting power with regard to 34,334 shares, sole dispositive power with regard to 2,079,703 shares, shared voting power with regard to 1,300 shares and shared dispositive power with regard to 33,911 shares.

(9)

Mr. Tuozzolo and Mr. Gusinov held 163,198 and 2,968 shares of Picor capital stock, respectively, which were exchanged for 8,299 and 150 shares of Common Stock of the Corporation in connection with the merger of Picor with and into the Corporation (the “Picor Merger”). Mr. Simms, Mr. Tuozzolo, Mr. Gusinov, and Mr. Gendron held, respectively, 200,000, 2,622,584, 1,020,000, and 450,000 options to purchase Picor capital stock, which, in connection with the Picor Merger, were exchanged, respectively, for 10,170, 133,369, 51,869, and 22,885 options to purchase Common Stock of the Corporation. These shares of Common Stock of the Corporation and options to purchase Common Stock of the Corporation are reflected in this table. See below under the heading “Compensation Discussion and Analysis—Conversion of Picor Options Upon Picor Merger” for more information regarding the Picor Merger and the conversion of the Picor options.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The primary objective of the Corporation’s compensation programs is to attract, motivate, and retain highly qualified and productive employees using a combination of cash and equity based rewards intended to motivate and reward superior performance. Salaries and, in appropriate circumstances, cash bonuses encourage effective performance relative to current plans and objectives, while stock options may be utilized to attract new employees, reward outstanding performers, promote longer-term focus, and more closely align the interests of employees with those of Stockholders.

Stockholder Advisory Vote on Executive Compensation

At the Corporation’s annual meeting of Stockholders held in 2017, Stockholders approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in our proxy statement for that annual meeting (a “Say on Pay” vote). The Compensation Committee believes this affirmed our Stockholders’ support of the Corporation’s approach to executive compensation and, therefore, did not change its approach during 2018.

At the 2017 annual meeting of Stockholders, Stockholders cast an advisory vote on the frequency of future Say on Pay votes. The option receiving the highest number of votes was a frequency of every three years, and, in accordance with the outcome of that advisory vote, our Board determined to hold a Say on Pay advisory vote every three years. Accordingly, our Board will hold its next Say on Pay advisory vote at the 2020 Annual Meeting of Stockholders.

Overview of Executive Compensation

Dr. Vinciarelli, with input from Ms. Grava, our Corporate Vice President, Human Resources, makes periodic recommendations to the Compensation Committee with respect to the compensation of executives and other employees in leadership positions. The Compensation Committee approves the annual salary of Dr. Vinciarelli and the other Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) of the Corporation.

Potential elements of compensation for our executive officers include: a base salary, cash bonuses, stock option awards through the Corporation’s stock option plans, the option to purchase Common Stock of the Corporation through the 2017 Employee Stock Purchase Plan (“ESPP”), subsidized participation in group health, disability, and life insurance, cash contributions to a 401(k) tax-qualified retirement saving plan sponsored by the Corporation and certain perquisites. All employees, including our Named Executive Officers, are employees-at-will and, as such, do not have employment contracts with the Corporation.

Each component of compensation is described in the following table:

Component	Characteristics/Frequency	Objective
Base Salary	Salaries are established for a new hire based on the qualifications of the individual, the talents and skills sought for the position, and the comparable market level of salaries paid by position and/or geography. Salaries are reviewed and revised annually, based on the performance of the individual. Each year a target percentage for an organization-wide merit increase in salaries, based on the	We seek to attract and retain the best available individual talent. We structure salaries to provide a fixed amount of annual compensation reflecting (a) the individual’s performance, and (b) the performance of the Corporation and the business unit within which the individual is employed.

Component	Characteristics/Frequency	Objective
Corporation’s performance and an assessment of increases in the cost of living, is presented to Dr. Vinciarelli for approval.

Cash Bonus (Contingent)	Certain senior sales and marketing personnel are eligible to participate in sales incentive programs, with cash bonuses paid based on achievement of various objectives. These programs generally are structured annually, with payments made quarterly. The Corporation does not have a policy regarding or a program involving discretionary cash bonuses for personnel outside of the sales or marketing functions.	We seek to provide short-term, tangible motivation for certain senior sales and marketing personnel to meet objectives, whether these objectives involve dollar volumes, market penetration, or other defined quantitative objectives.

Stock Option Awards (Contingent)	We generally award non-qualified stock options to a new employee upon hiring. From time to time, existing employees will be rewarded for superior performance through the award of stock options. The Corporation does not have a policy regarding or a program involving discretionary awards of stock options.	We seek to motivate and retain recipients of stock option awards to contribute to achieving longer-term performance goals, potentially contributing to an increase in the value of the shares underlying the stock option awards, thereby aligning economic interests of recipients with Stockholders.

ESPP Participation (Elective)	Under the ESPP, established in 2017, eligible employees who elect to participate on the first day of an offering period of approximately six months are able to purchase shares of the Corporation’s Common Stock at the end of that offering period at a purchase price equal to 85% of the lesser of the fair market value of a share of Common Stock either on the first trading day or last trading day of that offering period. The purchase of shares is funded by means of periodic payroll deductions.	We seek to motivate and retain U.S. employees through their purchase, using after tax funds, of shares of the Corporation’s Common Stock at an advantageous price. Under the provisions of the ESPP, shares purchased and held past the first anniversary of the purchase are eligible for long-term capital gains tax treatment when sold.

Fringe Benefits	We offer a package of fringe benefits to all employees, including all Named Executive Officers, and their dependents, portions of which are paid for, in whole or in part, by the employee. The benefits we offer include: life, health, dental, vision, and long-term care insurance; disability and workers’ compensation insurance; healthcare reimbursement accounts; tuition reimbursement; employee stock purchase plan; and paid time off.	We seek to provide a competitive package of benefits addressing the health and welfare needs of employees, reflecting our overall compensation philosophy of attracting and retaining talented individuals.

Retirement Benefits	The Corporation sponsors a 401(k) tax-qualified retirement saving plan open to all employees. In any plan year, the Corporation will make a matching	We seek to provide retirement benefits that are competitive with other companies of our size and industry focus, reflecting our overall compensation philosophy of

Component	Characteristics/Frequency	Objective
	contribution equal to 50% of the first 3% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $4,125. Participants received up to $3,975 in matching funds in 2018 from the Corporation. All Named Executive Officers, with the exception of Dr. Vinciarelli, participated in the 401(k) plan and received matching funds. The Corporation does not provide any nonqualified defined contribution plans, deferred compensation plans, retirement health insurance, or other post-employment benefits.	attracting and retaining talented individuals.

Perquisites	Executive officers, including all Named Executive Officers, are eligible to participate in supplemental health, dental, and vision insurance, and receive a fixed cash automobile allowance, as well as reimbursement for fuel expenses. Amounts associated with automobile allowances and fuel expense reimbursements are considered taxable current income by the recipient.	The limited perquisites we currently offer are intended to provide benefits to our executives comparable to those received by executives of other companies of our size and industry focus, or, as is the case with automobile allowances and fuel reimbursement, to support business purposes.

Stock Option Programs

Discretionary awards of stock options for the purchase of shares of Vicor Corporation, as well as Picor (prior to the Picor Merger in May 2018) and VI Chip Corporation, have been a component of our compensation for executives and employees considered by Dr. Vinciarelli to be important contributors to the Corporation’s success. The Compensation Committee approves all stock option grants. We generally award a limited number of non-qualified stock options to a new employee upon hiring. Depending upon the business unit into which the individual is hired, we have awarded stock options for the purchase of shares of Vicor Corporation, Picor (prior to the Picor Merger in May 2018), and VI Chip Corporation. Certain new hires have been awarded stock options granted by all three entities. From time to time, existing employees will be rewarded for superior performance through the award of additional stock options.

The Corporation does not have a policy regarding the composition or frequency of discretionary awards of stock options or other forms of equity-based compensation. None of the Named Executive Officers received an award of stock options in 2018 other than Mr. Simms and Mr. Tuozzolo, each of whom received an award due to service on the Board, as described below under the section titled “Directors’ Compensation For Fiscal 2018.”

During 2018, 2017, and 2016, options for the purchase of the Corporation’s Common Stock were awarded under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated (the “Vicor 2000 Plan”). The exercise price of stock options for the purchase of the Corporation’s Common Stock is set at the closing price of a share of the Corporation’s Common Stock on the NASDAQ-GS on the effective date of the grant. Generally, these option grants vest evenly each quarter over five years and have a 10-year term. In certain circumstances, options have been awarded with vesting provisions based on the achievement of specific financial performance targets, as defined in the award agreement associated with those options.

During 2017 and 2016, options for the purchase of VI Chip Corporation (“VI Chip”) common stock were awarded under the VI Chip Corporation Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 VI Chip Plan”). Generally, these option grants vest pro rata over five years and have a seven or 10-year term. All awards were reviewed and approved by the VI Chip Board of Directors, comprised of Dr. Vinciarelli and Mr. Simms, and the Corporation’s Compensation Committee. VI Chip stock options have an exercise price that is not less than the fair value of a share of VI Chip common stock on the date of grant, with such fair value determined by the VI Chip Board of Directors and the Corporation’s Compensation Committee, consistent with the valuation procedural requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). No awards were made under the 2007 VI Chip Plan in 2018.

Prior to 2018, options for the purchase of Picor common stock were awarded under the Amended and Restated Picor Corporation 2001 Stock Option and Incentive Plan (the “2001 Picor Plan”). All outstanding options under the 2001 Picor Plan have been converted into options for the purchase of Common Stock of the Corporation, as discussed in more detail below.

Conversion of Picor Options Upon Picor Merger

On May 30, 2018, Picor, which previously was 98% owned by the Corporation, was merged with and into the Corporation (which is referred to herein as the “Picor Merger”). In connection with the closing of the Picor Merger, the Corporation assumed the 2001 Picor Plan, as well as any outstanding stock option awards under the 2001 Picor Plan (the “Plan Assumption”). Each outstanding option to acquire a share of the common stock of Picor, whether vested or unvested, was converted into an option to purchase a number of shares of the Corporation’s Common Stock with an adjusted exercise price, with the adjusted number of shares and option exercise price determined based on an exchange ratio of one share of Picor common stock for 0.05086 shares of Common Stock of the Corporation.

The 2001 Picor Plan, which was previously approved by the Corporation’s stockholders at the 2017 Annual Meeting of Stockholders, was amended and restated on May 30, 2018 in connection with the Picor Merger to (i) provide that awards granted under the 2001 Picor Plan will be settled in shares of the Corporation’s Common Stock, (ii) adjust the number of shares that are issuable under the 2001 Picor Plan pursuant to the exchange ratio described above, and (iii) provide that no new awards may be granted under the 2001 Picor Plan after the completion of the Picor Merger. The assumed 2001 Picor Plan, as amended and restated, is referred to herein as the “Assumed Picor Plan.”

As a result of the Plan Assumption, 511,794 shares of the Corporation’s Common Stock were reserved and made available for issuance under the Assumed Picor Plan solely upon the exercise of the assumed options. No additional awards or any other types of awards may be granted under the Assumed Picor Plan.

Shares of the Corporation’s Common Stock issued upon the exercise of such assumed options are not transferable immediately and are subject to restrictions on transfer that lapse in even proportions annually, beginning on the first anniversary of the share acquisition through exercise of the assumed options and ending on the fifth anniversary of such acquisition.

Anticipated Assumption of 2007 VI Chip Plan and Options Upon Completion of VI Chip Merger

On February 15, 2019, the Board unanimously authorized the Corporation to proceed with the merger of VI Chip, which is 99.9% owned by the Corporation, with and into the Corporation (the “VI Chip Merger”). In the VI Chip Merger, as proposed to be effected, (i) the Corporation would acquire all of the outstanding capital stock of VI Chip it does not own (the “VI Chip Shares”) via an exchange of newly issued shares of Common Stock of the Corporation for the outstanding VI Chip Shares, and (ii) the Corporation would assume the 2007 VI Chip Plan, as well as any outstanding stock option awards under the 2007 VI Chip Plan, in a manner compliant with the “spread and ratio” tests and other requirements of Section 424 of the Code. As was the case with the Picor

Merger, the VI Chip Merger is anticipated to be treated as a tax-free complete liquidation of VI Chip into Vicor as described in Section 332 of the Code.

Concurrent with the resolution authorizing the Corporation to proceed with the VI Chip Merger, the Board created a Special Committee of the Board, with the mandate to determine the value of a share of the common stock of VI Chip and the value of a share of the Corporation to be used in the calculation of an exchange ratio necessary to effect the anticipated stock-for-stock merger of VI Chip with and into the Corporation. The valuation of a VI Chip Share by the Special Committee will represent a contemporaneous valuation following the requirements of the American Institute of Certified Public Accountants Practice Aid publication, “Valuation of Privately-Held-Corporation Equity Securities Issued as Compensation,” including the engagement of and reliance upon a qualified, third-party valuation specialist to support the Special Committee through its due diligence, deliberation, and consideration of the relevant facts, including the development of a range of possible values for a VI Chip Share, with such possible values based on sensitivity analyses of cash flow forecasts and related information provided by the Corporation that the valuation specialist has assessed for reasonableness and calculation accuracy.

The Special Committee is comprised of Directors Anderson, Carlson, and Eichten, each of whom is considered independent and disinterested with regard to the matters to be considered. Director Carlson is serving as chair of the Special Committee, which has retained independent counsel and financial advisors to assist it with its mandated undertakings. The final completion and closing of the anticipated merger will occur only after (and only if): (i) the Board, with Directors Simms and Vinciarelli recused, given their holdings of options for the purchase of VI Chip Shares, has reviewed the definitive terms of the anticipated merger, including the exchange ratio determined by the Special Committee, and has concluded the merger terms are fair, just, and reasonable to, and in the best interests of, the Corporation and its stockholders; (ii) the Special Committee formally recommends to the Board the per share common stock values of VI Chip and the Corporation for purposes of the merger; and (iii) the full Board, inclusive of Directors Simms and Vinciarelli, has authorized, by majority affirmative vote of all Directors, such final completion and closing.

The Special Committee has begun its mandated undertakings, but cannot estimate when it will have completed such undertakings or when the anticipated merger might be completed, if at all.

SUMMARY COMPENSATION TABLE FOR FISCAL 2018

Named Executive Officer(1)	Year	Salary(2)	Bonus	Option Awards(3)(4)	All Other Compensation(5)	Total
Patrizio Vinciarelli	2018	$390,142	$—	$—	$53,622	$443,764
Chairman of the Board, President, and Chief Executive Officer	2017	390,142	—	1,619,750	53,372	2,063,264
	2016	390,142	—	—	53,245	443,387

James A. Simms	2018	360,307	—	24,142	38,106	422,555
Chief Financial Officer, Treasurer, and Corporate Secretary	2017	351,770	—	23,404	35,890	411,064
	2016	341,524	—	23,782	37,357	402,663

Philip D. Davies	2018	338,452	30,000	—	33,709	402,161
Corporate Vice President, Global Sales and Marketing	2017	323,165	—	—	32,279	355,444
	2016	309,839	—	—	30,775	340,614

Michael S. McNamara	2018	308,947	—	—	33,001	341,948
Corporate Vice President and General Manager, Operations	2017	295,742	—	36,813	32,712	365,267
	2016	283,091	—	—	31,103	314,194

Claudio Tuozzolo	2018	374,893	—	24,142	37,351	436,386
Corporate Vice President and Former President of Picor Corporation	2017 2016	359,649 344,919	— —	56,892 23,782	35,858 31,227	452,399 399,928

(1)

As defined by Item 402 of Regulation S-K, “Named Executive Officers” are: (a) our principal executive officer; (b) our principal financial officer; and (c) our three most highly compensated executives (other than the principal executive officer and principal financial officer) serving as executives at the end of the last completed fiscal year.

(2)	The amounts shown reflect the actual salary amounts paid to the Named Executive Officers in each respective year.

(3)

The amounts shown reflect the aggregate grant date fair value of stock option awards in each year presented. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Corporation’s financial statements. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, for the relevant assumptions used to determine the valuation of the Corporation’s option awards.

(4)	The option awards for Mr. Simms and Mr. Tuozzolo were associated with the annual award to Directors of non-qualified stock options as compensation for service on the Corporation’s Board of Directors.

(5)

“All Other Compensation” amounts include car allowance, fuel allowance, supplemental health, dental and vision insurance, the taxable portion of life insurance benefits, and the Corporation’s matching 401(k) plan contribution for each Named Executive Officer shown. Dr. Vinciarelli’s car allowance is $10,800.

Stock Option Plan Information

The following table sets forth certain aggregated information for the Corporation as of December 31, 2018 regarding equity securities underlying stock option awards made under the Vicor 2000 Plan, the Assumed Picor Plan, and the 2007 VI Chip Plan. All equity compensation plans of the Corporation have been approved by Stockholders.

As discussed above in the section entitled “Compensation Discussion and Analysis—Conversion of Picor Options Upon Picor Merger,” in connection with the Picor Merger, the Corporation assumed the 2001 Picor Plan, as well as any outstanding stock option awards under the 2001 Picor Plan, and amended and restated the 2001 Picor Plan, which amended and restated plan is referred to herein as the “Assumed Picor Plan.” Under the Assumed Picor Plan, option awards originally granted under the 2001 Picor Plan will be settled in shares of the Corporation’s Common Stock (as opposed to shares of Picor’s common stock). As shares of the Corporation’s Common Stock are issuable upon the exercise of options under the Vicor 2000 Plan and the Assumed Picor Plan, we refer to the Vicor 2000 Plan and the Assumed Picor Plan collectively as the “Vicor Plans” in the tables below.

As noted above, options granted under the 2007 VI Chip Plan are exercisable for shares of VI Chip’s common stock.

The first column sets forth the total number of shares of stock to be issued upon exercise of outstanding stock options awarded under each plan, which, as the sum of all vested and unvested stock option awards, represents the maximum number of shares potentially issued, pursuant to each plan, if all such awards are exercised. The second column sets forth the weighted average exercise price of outstanding stock options awarded under each plan. Each figure represents the weighted average exercise price for all outstanding stock option awards under the indicated plan (calculated as the quotient of (A) divided by (B), with (A) representing the cumulative sum of (C) the product of (D) each outstanding award’s number of underlying shares (reflecting the one-to-one relationship in each plan between a stock option and an underlying share of stock) and (E) the exercise price at which that individual option may be exercised to purchase a share of stock pursuant to the individual plan, with (B) representing the total number of shares to be issued upon exercise of outstanding stock options shown in the first column for each plan). Such exercise prices were established at the time of each stock option award and, accordingly, do not represent the value, as of December 31, 2018, or as of any time subsequent to the time of each stock option award. The third column sets forth the number of shares remaining available for issuance under each plan shown. Each figure represents (X) the difference between (Y) the total number of shares authorized for issuance under each plan shown and the respective number of shares to be issued upon exercise of outstanding stock options shown in the first column.

Stock options issued under the Vicor 2000 Plan, the Assumed Picor Plan, and the 2007 VI Chip Plan carry a change in control provision that automatically accelerates vesting and makes unvested options fully exercisable upon a change of control, as defined in the applicable plan.

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Issuance under Stock Option Plans
Vicor Plans(1)	1,382,981	$13.41	6,194,051
2007 VI Chip Plan	10,414,000	0.96	3,579,400

(1)

As described above, the term “Vicor Plans” refers collectively to the Vicor 2000 Plan and the Assumed Picor Plan. Following the Picor Merger, options awards originally granted under the 2001 Picor Plan are exercisable for shares of Common Stock of the Corporation under the Assumed Picor Plan. 511,794 shares of the Corporation’s Common Stock are available for issuance under the Assumed Picor Plan solely upon the exercise of the options assumed by the Corporation in connection with the Picor Merger. No additional awards or any other types of awards may be granted under the Assumed Picor Plan. For additional information regarding the assumption of the options and the Picor Merger, see the section above entitled “Compensation Discussion and Analysis—Conversion of Picor Options Upon Picor Merger.”

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2018

The following table presents the Corporation’s grants of plan-based awards to Named Executive Officers during 2018.

Named Executive Officer	Grant Date	Number of Shares Underlying Option Award	Exercise Price per Share of Option Award	Grant Date Fair Value of Option Award(2)
Vicor 2000 Plan(1)
James A. Simms	6/15/2018	1,061	$47.15	$24,142
Claudio Tuozzolo	6/15/2018	1,061	$47.15	$24,142

(1)	The two awards shown were associated with the annual award to Directors, excluding Dr. Vinciarelli, of non-qualified stock options as compensation for service on the Corporation’s Board of Directors.

(2)

Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, for the relevant assumptions used to determine the valuation of option awards. For the options granted on June 15, 2018, the formula used to calculate the number of stock options annually awarded to Directors, excluding Dr. Vinciarelli, is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 15, 2018, the two Named Executive Officers who also serve as Directors were awarded non-qualified stock options to purchase up to 1,061 shares of Common Stock at an exercise price of $47.15 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following tables present the outstanding equity awards at December 31, 2018 held by our Named Executive Officers under the Vicor Plans and the 2007 VI Chip Plan as follows:

Vicor Plans
Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable(1)(3)	Number of Shares Underlying Unexercised Options Unexercisable(1)(2)(3)	Option Exercise Price per Share	Option Expiration Date
Philip D. Davies	29,250	—	$5.35	5/14/2023
	70,000	—	6.29	6/17/2023
	31,406	7,851	11.42	10/23/2024

Michael S. McNamara	15,000	—	5.35	5/14/2023
	5,000	—	6.29	6/17/2023
	5,000	—	7.34	6/17/2023
	5,000	—	8.38	6/17/2023
	5,000	—	9.43	6/17/2023
	5,000	—	10.48	6/17/2023
	15,000	10,000	12.61	2/24/2025
	6,000	4,000	9.76	9/2/2025

James A. Simms	10,170	—	11.25	11/1/2020
	5,000	—	5.35	5/14/2023
	45,695	—	6.29	6/17/2023
	10,000	—	7.34	6/17/2023
	1,764	—	5.67	6/21/2023
	1,242	1,242	8.05	6/20/2024
	6,752	6,752	11.42	10/23/2024
	2,236	1,490	13.42	6/19/2025
	1,886	2,827	10.61	6/17/2026
	517	2,067	19.35	6/16/2027
	—	1,061	47.15	6/16/2028

Claudio Tuozzolo	12,878	—	12.57	6/18/2022
	7,000	—	5.35	5/14/2023
	13,137	—	6.29	6/17/2023
	8,819	—	5.67	6/21/2023
	3,050	4,578	17.30	9/13/2023
	25,061	6,266	8.06	4/14/2024
	4,970	1,242	8.05	6/20/2024
	1,271	5,085	12.19	7/21/2024
	1,220	—	8.06	9/10/2024
	2,236	1,490	13.42	6/19/2025
	1,886	2,827	10.61	6/17/2026
	67,604	—	11.25	6/17/2027
	517	2,067	19.35	6/17/2027
	—	1,061	47.15	6/15/2028

(1)	Generally, stock options with time-based vesting provisions awarded under the Vicor Plans become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant.

(2)	The unexercisable option vesting schedule under the Vicor Plans as of December 31, 2018, is as follows:

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Philip D. Davies	10/23/2014	7,851	10/23/2019

Michael S. McNamara	2/24/2015	5,000	2/24/2019
	2/24/2015	5,000	2/24/2020
	9/2/2015	2,000	9/2/2019
	9/2/2015	2,000	9/2/2020

James A. Simms	6/20/2014	1,242	6/20/2019
	10/23/2014	6,752	10/23/2019
	6/19/2015	745	6/19/2019
	6/19/2015	745	6/19/2020
	6/17/2016	943	6/17/2019
	6/17/2016	942	6/17/2020
	6/17/2016	942	6/17/2021
	6/16/2017	517	6/16/2019
	6/16/2017	517	6/16/2020
	6/16/2017	517	6/16/2021
	6/16/2017	516	6/16/2022
	6/15/2018	213	6/15/2019
	6/15/2018	212	6/15/2020
	6/15/2018	212	6/15/2021
	6/15/2018	212	6/15/2022
	6/15/2018	212	6/15/2023

Claudio Tuozzolo	6/20/2014	1,242	6/20/2019
	6/19/2015	745	6/19/2019
	6/19/2015	745	6/19/2020
	6/17/2016	943	6/17/2019
	6/17/2016	942	6/17/2020
	6/17/2016	942	6/17/2021
	6/16/2017	517	6/16/2019
	6/16/2017	517	6/16/2020
	6/16/2017	517	6/16/2021
	6/16/2017	516	6/16/2022
	5/30/2018	6,266	4/14/2019

	5/30/2018	1525	9/13/2019
	5/30/2018	1528	9/13/2020
	5/30/2018	1525	9/13/2021
	5/30/2018	1271	7/21/2019
	5/30/2018	1271	7/21/2020
	5/30/2018	1271	7/21/2021
	5/30/2018	1272	7/21/2022
	6/15/2018	213	6/15/2019
	6/15/2018	212	6/15/2020
	6/15/2018	212	6/15/2021
	6/15/2018	212	6/15/2022
	6/15/2018	212	6/15/2023

(3)

In connection with the Picor Merger, all outstanding Picor stock options granted under the 2001 Picor Plan were converted into an equivalent value of Vicor stock options pursuant to the assumption by the Corporation of the 2001 Picor Plan and the options outstanding thereunder. As a result of the Picor Merger, Mr. Simms received 10,170 options to purchase Common Stock of the Corporation and Mr. Tuozzolo received 133,369 options to purchase Common Stock of the Corporation under the Assumed Picor Plan, of which 10,170 options and 111,084 options, respectively, were exercisable as of December 31, 2018.

2007 VI Chip Plan
Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable(1)	Number of Shares Underlying Unexercised Options Unexercisable(2)	Option Exercise Price per Share	Option Expiration Date
Michael S. McNamara	25,000	100,000	$0.96	7/21/2024
James A. Simms	100,000	—	1.00	12/31/2020
Patrizio Vinciarelli	1,100,000	4,400,000	0.96	7/21/2024

(1)

Under the 2007 VI Chip Plan, Mr. Simms was awarded 100,000 non-qualified stock options with time-based vesting provisions. Such options possess a 10-year term and became exercisable over five equal annual installments, beginning on the first anniversary of the date of grant.

(2)

Under the 2007 VI Chip Plan, Mr. McNamara and Dr. Vinciarelli have been awarded non-qualified stock options with time-based vesting provisions. Such options have a seven year term and become exercisable over five equal annual installments, beginning on the first anniversary of the date of grant.

OPTIONS EXERCISES AND STOCK VESTED FOR FISCAL 2018

The following table presents option exercises by our Named Executive Officers during 2018. All options exercised by Named Executive Officers during 2018 were under the Vicor Plans as follows:

Vicor Plans
Named Executive Officer	Number of Shares Acquired upon Exercise(2)	Value Realized upon Exercise(1)
Philip D. Davies	750	$21,295
James A. Simms	28,985	$776,203
Claudio Tuozzolo	15,122	$484,539

(1)	Represents the difference between the exercise price and the fair market value of the underlying Common Stock on the date of exercise.
(2)

With respect to Mr. Davies and Mr. Simms, includes only shares issued upon exercise of options to purchase shares of the Corporation’s Common Stock under the Vicor 2000 Plan. With respect to Mr. Tuozzolo, includes 4,564 shares issued upon exercise of options to purchase shares of the Corporation’s Common Stock under the Assumed Picor Plan and 10,558 shares issued upon exercise of options to purchase shares of the Corporation’s Common Stock under the Vicor 2000 Plan.

POTENTIAL PAYMENTS UPON TERMINATION, UPON A CHANGE OF CONTROL, AND

UPON TERMINATION FOLLOWING A CHANGE OF CONTROL

As all of our employees are employees-at-will, no amounts become due or payable to any of our executives upon termination of employment, regardless of whether a change of control has occurred. However, the Vicor 2000 Plan, the Assumed Picor Plan, and the 2007 VI Chip Plan each provide that all unvested options thereunder will become vested and exercisable as of a change of control, as defined in each of the plans. Accordingly, our Named Executive Officers would have received the amounts set forth below based on the vesting of their unvested options if a change of control of the Corporation had occurred on December 31, 2018. On

December 31, 2018, all stock options outstanding under the 2007 VI Chip Plan had an exercise price greater than or equal to the fair value of the shares, and as a result, no value is attributable to such options.

Vicor Plans
Named Executive Officer	Number of Unvested Options as of December 31, 2018(1)	Intrinsic Value of Unvested Options as of December 31, 2018(2)
Philip D. Davies	7,851	$207,031
Michael S. McNamara	14,000	363,920
James A. Simms	14,378	366,252
Claudio Tuozzolo	23,555	598,433

(1)	Excludes unvested options with exercise prices exceeding the market value of the Corporation’s stock as of December 31, 2018.

(2)

Calculated as the aggregate amount by which the fair market value as of December 31, 2018 of the shares underlying the unvested options (i.e., the product of the closing price of a share of Common Stock as reported on the NASDAQ-GS on that date, $37.79, and the number of unvested options) exceeded the aggregate exercise price of the unvested options as of that date.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Patrizio Vinciarelli, our Chief Executive Officer. For the year ended December 31, 2018:

•	the annual total compensation of our median employee was reasonably estimated to be $62,005; and

•	the annual total compensation of Dr. Vinciarelli was $443,764.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is estimated to be 7 to 1.

We identified our median employee using a multi-step process. First, we examined the base salaries and wages of all individuals employed by us on December 31, 2018 (other than Dr. Vinciarelli), whether full-time, part-time, or on a seasonal basis to identify the median base salary of all our employees. We annualized wages and salaries for all permanent employees who were hired after January 1, 2018, as permitted by SEC rules, and converted all employees’ salaries or wages into U.S. dollars based on the applicable foreign exchange rate on December 31, 2018. We selected the individual within such group whose total compensation was at the median to serve as our median employee whose compensation is disclosed above. After we identified our median employee, we calculated such employee’s total annual compensation in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

DIRECTORS’ COMPENSATION FOR FISCAL 2018

Overview of Director Compensation

The level of compensation of non-employee Directors is reviewed on an annual basis by the Board as a whole. To determine the appropriateness of the current level of compensation for non-employee Directors, the Board reviews data from a number of different sources including publicly available data describing director compensation in peer companies.

Non-employee Directors are compensated through a combination of cash payments and awards of options for the purchase of our Common Stock. Each non-employee Director receives a quarterly retainer of $7,500 for his or her services. Expenses incurred by non-employee Directors in attending Board and committee meetings are reimbursed by the Corporation.

Directors who are employees do not receive cash compensation for service on the Board.

Each Director (including Directors that are employees), other than any Director holding in excess of 10% of the total number of shares of the capital stock of the Corporation (i.e., Dr. Vinciarelli), receives an annual grant of non-qualified stock options following the Annual Meeting of Stockholders under the Vicor 2000 Plan. Currently, the formula to calculate the stock option award is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 15, 2018, each Director, other than Dr. Vinciarelli, was awarded non-qualified stock options to purchase up to 1,061 shares of Common Stock at an exercise price of $47.15 per share. Stock options granted to Directors as compensation for their service on the Board vest at a rate of 20% per year on each of five successive anniversaries of the date of award.

The table below reflects Director compensation for fiscal 2018:

Director	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total Compensation
Samuel J. Anderson	$30,000	$24,142	$54,142
Jason L. Carlson	30,000	24,142	54,142
Estia J. Eichten	30,000	24,142	54,142
Liam K. Griffin	30,000	24,142	54,142
H. Allen Henderson	30,000	24,142	54,142
Barry Kelleher	30,000	24,142	54,142

(1)

These amounts reflect the aggregate grant date fair value of stock option awards granted during 2018. Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, for the relevant assumptions used to determine the valuation of option awards.

(2)	Option awards granted to James A. Simms and Claudio Tuozzolo, who are both employees and Directors, are described in the Grants of Plan-Based Awards for Fiscal 2018 table.

(3)	The aggregate grant date fair value and aggregate number of stock options awarded and outstanding as of December 31, 2018 was as follows:

Name	Grant Date Fair Value of Stock Options	Number of Awards Outstanding
Samuel J. Anderson	$76,849	8,687
Jason L. Carlson	120,224	20,824
Estia J. Eichten	158,835	42,810
Liam K. Griffin	76,849	8,687
H. Allen Henderson	116,829	15,023
Barry Kelleher	76,849	8,687

	$626,435	104,718

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K for the year ended December 31, 2018, with management. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC and distribution to Stockholders.

Submitted by the Compensation Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

Liam K. Griffin

Compensation Committee Interlocks and Insider Participation

Messrs. Carlson, Eichten and Griffin, serve on the Compensation Committee. Messrs. Carlson, Eichten, and Griffin, are independent Directors, and the Board is not aware of any committee interlocks or other relationships that would require disclosure pursuant to Item 407(e)(4) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with our independent registered public accounting firm, KPMG, which is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting. In addition, the Audit Committee has discussed with KPMG the auditors’ independence from management and the Corporation, including the matters in the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee periodically meets with KPMG, with and without management present, to discuss the results of its audit, its evaluation of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC, which occurred on February 28, 2019.

Submitted by the Audit Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

Liam K. Griffin

Certain Relationships and Related Transactions

The Corporation’s policy and procedures with respect to the review, approval, and/or ratification of related party transactions are set forth in the Charter of the Audit Committee and, in summary, require the Audit Committee to review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and to discuss with management the business rationale for the transactions, whether the transactions are on terms that are fair to the Corporation, and whether appropriate disclosures have been made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2018, all transactions in the Corporation’s securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, acting under authorization of the Board of Directors, pursuant to the Audit Committee Charter, and following the Corporation’s By-Laws, selected KPMG as the independent registered public accounting firm for the Corporation for the fiscal year ended December 31, 2018. A representative of KPMG is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions from Stockholders.

The following table summarizes the fees for services rendered by KPMG for the fiscal years ended December 31, 2018 and 2017 in each of the following categories:

Name	2018	2017
Audit Fees	$1,367,000	$1,283,000
Audit Related Fees	33,000	30,000
Tax Fees	186,000	138,000

Total Fees	$1,586,000	$1,451,000

Audit Fees include services provided in connection with the audit of the Corporation’s consolidated financial statements (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002), the reviews of the Corporation’s quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, statutory audits required internationally and accounting consultations that relate to the audited financial statements.

Audit-Related Fees include services provided in connection with audits of the 401(k) tax-qualified retirement saving plan sponsored by the Corporation.

Tax Fees include services provided in connection with tax compliance, tax advice, tax planning, and assistance with tax audits.

Pursuant to the provisions of the Charter of the Audit Committee, the Audit Committee must pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to the Corporation by our independent registered public accounting firm; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if the de minimus provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. Under the Charter, the authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who are required to present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee approved all audit and non-audit services provided to the Corporation by KPMG for fiscal years 2018 and 2017.

The Audit Committee has selected KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2020 Annual Meeting of Stockholders must be received by the Corporation on or before January 9, 2020, in order to be considered for inclusion in the Corporation’s proxy statement and form of proxy. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation’s proxy statement and form of proxy and should be directed to: James A. Simms, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, Massachusetts 01810. It is suggested that any Stockholder proposal be transmitted by certified mail, return receipt requested.

In addition, our By-Laws provide that, for any Stockholder proposal or Director nomination to be properly presented at the 2020 Annual Meeting of Stockholders, but not for inclusion in our proxy statement and form of proxy, the Stockholder proposal or Director nomination must comply with the requirements set forth in our By-Laws and we must receive notice of the matter not less than 90 nor more than 120 days prior to June 28, 2020. However, in the event that the date of the 2020 Annual Meeting is advanced by more than 30 days before or delayed by more than sixty days after the anniversary of the 2019 Annual Meeting, and instead, such meeting is scheduled to be held on a date outside that period, notice of a Stockholder proposal or Director nomination, to be timely, must be received by our Corporate Secretary by the later of 90 days prior to such other meeting date or 10 days following the date such other meeting date is first publicly announced or disclosed.

Notwithstanding the foregoing notice deadlines under our By-Laws, in the event that the number of Directors to be elected to our Board at the 2020 Annual Meeting of Stockholders is increased and either all of the nominees for Director at the 2020 Annual Meeting of Stockholders or the size of the increased Board is not publicly announced or disclosed by us by April 4, 2020, notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our Corporate Secretary no later than 10 days following the first date all such nominees or the size of the increased Board is publicly announced or disclosed.

Proxies solicited by the Board will confer discretionary voting authority with respect to Stockholder proposals, other than proposals to be considered for inclusion in the Corporation’s proxy statement described above, that the Corporation receives at the above address after March 24, 2020. These proxies will also confer discretionary voting authority with respect to Stockholder proposals, other than proposals to be considered for inclusion in the Corporation’s proxy statement described above, that the Corporation receives on or before March 24, 2020, subject to SEC rules governing the exercise of this authority.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  If VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

JUNE 28, 2019:

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower.com.

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.

Proposal to fix the number of Directors at eight and to elect the following Directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Samuel J. Anderson	☐	☐	02 - Estia J. Eichten	☐	☐	03 - Philip D. Davies	☐	☐
04 - James A. Simms	☐	☐	05 - Claudio Tuozzolo	☐	☐	06 - Patrizio Vinciarelli	☐	☐
07 - Jason L. Carlson	☐	☐	08 - Michael S. McNamara	☐	☐

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2019 Annual Meeting of Stockholders on June 28, 2019.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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Proxy — Vicor Corporation	COMMON

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 28, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and James A. Simms, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 30, 2019, at the Annual Meeting of Stockholders to be held at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, on Friday, June 28, 2019 at 9:00 a.m., local time, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: http://www.foley.com/boston/. Questions may be forwarded to invrel@vicorpower.com.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2018 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C	Non-Voting Items

Change of Address — Please print new address below.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

JUNE 28, 2019:

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower. com.

+

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.

Proposal to fix the number of Directors at eight and to elect the following Directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Samuel J. Anderson	☐	☐	02 - Estia J. Eichten	☐	☐	03 - Philip D. Davies	☐	☐
04 - James A. Simms	☐	☐	05 - Claudio Tuozzolo	☐	☐	06 - Patrizio Vinciarelli	☐	☐
07 - Jason L. Carlson	☐	☐	08 - Michael S. McNamara	☐	☐

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2019 Annual Meeting of Stockholders on June 28, 2019.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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Proxy — Vicor Corporation	CLASS B COMMON

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 28, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and James A. Simms, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 30, 2019, at the Annual Meeting of Stockholders to be held at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, on Friday, June 28, 2019 at 9:00 a.m., local time, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: http://www.foley.com/boston/. Questions may be forwarded to invrel@vicorpower.com.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2018 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C	Non-Voting Items

Change of Address — Please print new address below.

+